Exhibit 31.4

CERTIFICATION

I, Julie Feder, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Aura Biosciences, Inc. for the year ended December 31, 2023 (this “report”); and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Aura Biosciences, Inc.

Date: June 14, 2024	By:	/s/ Julie Feder
Julie Feder
Chief Financial Officer